Exhibit 99.2

3200 Highland Avenue
Downers Grove, IL 60515-1223
(630) 737-7900
www.firsthealth.com

Investor Contacts:	William R. McManaman, CFO, 630-737-7020

Joseph E. Whitters, EVP, 630-737-7511

Media Contact:	Erin Gardiner, Public Relations Manager, 630-737-5016

FOR IMMEDIATE RELEASE

FIRST HEALTH SIGNS DEFINITIVE AGREEMENT TO
BE ACQUIRED BY COVENTRY HEALTH CARE

     DOWNERS GROVE, IL –October 14, 2004 — First Health Group Corp. (NASDAQ: FHCC) and Coventry Health Care, Inc. (NYSE: CVH), jointly announced today that they have signed a definitive agreement whereby Coventry will acquire all of the outstanding shares of common stock of First Health for a combination of shares of Coventry’s common stock and cash. The combination creates a national health benefits company capable of providing health insurance and administrative services to a broad array of commercial and government clients.

     Under the terms of the agreement, and subject to regulatory approvals, Coventry will issue 0.1791 shares of Coventry common stock and pay $9.375 in cash, for each First Health share. Based on the NYSE closing price of Coventry’s shares at $52.05 on October 13, 2004, the indicated combined per share consideration for each outstanding share of First Health common stock amounts to $18.70 or a total indicated equity purchase price of approximately $1.8 billion. Coventry expects to finance the cash consideration with a combination of existing cash balance and borrowing under a new $950 million bank commitment.

     “This merger will provide great opportunities for all of our constituents including colleagues, clients and providers and enhance efforts to secure and service a growing client base,” said Edward L. Wristen, President and Chief Executive Officer of First Health.

     “The combination of Coventry Health Care and First Health Group creates a truly national health benefits platform with the tools to serve our local, national and governmental clients. Coventry Health Care has built a very successful market position in 15 regions throughout the United States. The acquisition of First Health enables us to extend our success far beyond our existing borders. This transforming acquisition positions Coventry to be a leader over the coming years as our clients seek an efficient solution to their health care cost challenges,” said Allen Wise, President and Chief Executive Officer of Coventry.

     The Company noted it will issue its third quarter earnings release on Monday, November 1, 2004. The Company expects full year 2004 earnings to be in the range of $1.25 to $1.28 per share, primarily as a result of the slower ramp up of new business in the third quarter in its Workers’ Compensation sector, including the recently acquired Comp Medical (now called First Health Priority Services). Several large workers’ compensation clients have had system conversion problems inherent to their businesses, partially due to the California regulatory reforms, which generally have delayed revenues. However, the Company believes that the California reforms will have a significant positive effect for workers’ compensation revenue in 2005. This earnings range does not include costs and expenses related to the proposed transaction with Coventry or professional fees for settlement of tax related services previously negotiated on a contingent fee basis. The costs for these two issues are expected to aggregate to approximately $.10 per share in 2004, assuming a normal process and schedule for the proposed transaction. Additionally, these costs do not include any amounts for the merger agreement’s provision for settlement of the Company’s outstanding stock options, which cannot be estimated at this time.

     The consummation of the transaction is subject to regulatory approvals, including antitrust and other customary conditions, and is anticipated to close in the first quarter of 2005.

     Citigroup Global Markets Inc. acted as the financial advisor and Latham & Watkins LLP acted as legal counsel to First Health.

Investment Community and Conference Call and Webcast

Coventry will host a conference call at 10:30 a.m. EST on Thursday, October 14, 2004. To listen to the call, dial (888) 203-7337, or for international callers, (719) 955-1566. Callers will be asked to identify themselves and their affiliations. The conference call will also be broadcast over the internet at www.cvty.com. Coventry asks participants on both the call and webcast to review and be familiar with its filings with the SEC. A replay of the call will be available for one week at (888) 203-1112, or for international callers, (719) 457-0820. The access code is 932607.

About First Health

     First Health, the premier national health-benefits services company, specializes in providing large payors with integrated managed care solutions. First Health is a unique national managed care company serving the group health, workers’ compensation and state agency markets. Using technology to enable service and managed care innovations, First Health sets the bar for industry performance. For more information, visit the company website at www.firsthealth.com.

About Coventry

     Coventry Health Care is a managed health care company based in Bethesda, Maryland operating health plans, insurance companies, and provider networks under the names Coventry Health Care, Coventry Health and Life, Altius Health Plans, Carelink Health Plans, Group Health Plan, HealthAmerica, HealthAssurance, HealthCare USA, PersonalCare, SouthCare, Southern Health and WellPath. The Company provides a full range of managed care products and services including HMO, PPO, POS, Medicare+Choice, and Medicaid to 3.1 million members in a broad cross section of employer and government-funded groups in 15 markets throughout the Midwest, Mid-Atlantic and Southeastern United States. More information is available on the Internet at www.cvty.com.

Forward-Looking Statements Notice

     Certain statements herein regarding anticipated financial results for 2004 and the Company’s business prospects are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, factors that could cause the Company’s actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the inability of the Company to continue to: (i) enter into contracts with and successfully implement programs for new clients within the time frame established by the Company and achieve the revenue growth expected to result from the addition of such clients, (ii) expand its group health, workers’ compensation and public sector business, and (iii) control health care benefit expenses.

     Statements about the expected timing and scope of the acquisition, and all other statements in this release other than historical facts are forward-looking statements. These statements are subject to risks and uncertainties that may change at any time, and, therefore, actual results may differ materially from expected results due to a variety of factors, including but not limited to, the satisfaction of the conditions to closing of the merger.

Additional Information About This Information

This communication is not a solicitation of a proxy from any security holder of First Health. Coventry and First Health intend to file a registration statement on Form S-4 with the SEC in connection with the Merger. The Form S-4 will contain a prospectus, a proxy statement and other documents for the stockholders’ meeting of First Health at which time the proposed transaction will be considered. The Form S-4, proxy statement and prospectus will contain important information about Coventry, First Health, the Merger and related matters. Investors and stockholders should read the Form S-4, the proxy statement and prospectus and the other documents filed with the SEC in connection with the Merger carefully before they make any decision with respect to the Merger. The Form S-4, proxy statement and prospectus, and all other documents filed with the SEC in connection with the Merger will be available when filed free of charge at the SEC’s web site, www.sec.gov. In addition, all documents filed with the SEC by Coventry in connection with the Merger will be made available to investors free of charge by writing to: Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817, Attn: Investor Relations. All documents filed with the SEC by First Health in connection with the Merger will be made available to investors free of charge by writing to: First Health Group Corp., 3200 Highland Avenue, Downers Grove, Illinois 60515, Attn: Investor Relations.

Coventry, First Health, their respective directors and executive officers may be deemed participants in the solicitation of proxies from First

Health’s stockholders. Information concerning Coventry’s directors and certain executive officers and their direct and indirect interests in Coventry is contained in its proxy statement for its 2004 annual meeting of stockholders. Information concerning First Health’s directors and certain executive officers and their direct and indirect interests in First Health is contained in its proxy statement for its 2004 annual meeting of stockholders. Additional information regarding the interests of these participants in the Merger will be available in the proxy statement regarding the Merger. Investors can obtain free copies of these documents from the SEC’s website.